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                                                               Exhibit (d)(2) to
                                                                  Schedule 13E-3

                             SUBSCRIPTION AGREEMENT

         The undersigned hereby subscribes for and agrees to purchase the number of shares of common stock of Janus Acquisition, Inc. set forth below opposite his name:

                  Louis S. Beck       2,964,907 Shares of Common Stock

         As payment therefore, Louis S. Beck hereby agrees to transfer to Janus Acquisition, Inc. 2,964,907 shares of common stock of Janus Hotels and Resorts, Inc.

         IN WITNESS WHEREOF, the undersigned has executed this subscription as of the 30th day of July, 2003.

                                     /s/ LOUIS S. BECK
                                     -----------------
                                     Louis S. Beck

         Subscription accepted by Janus Acquisition, Inc. as of the 30th day of July, 2003.

                                     /s/ HARRY G. YEAGGY
                                     -------------------
                                     Harry G. Yeaggy, Vice Chairman of the Board

Beck Subscription Agreement